Exhibit 99.2

SEACHANGE INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

AS OF OCTOBER 31, 2008 AND FOR THE

NINE MONTHS ENDED OCTOBER 31, 2008 AND THE YEAR ENDED JANUARY 31, 2008

SEACHANGE INTERNATIONAL, INC.

TABLE OF CONTENTS

Page(s)
Unaudited Condensed Consolidated Pro Forma Financial Statements

I.	Introduction to Unaudited Condensed Consolidated Pro Forma Financial Statements	1-2

II.	Unaudited Condensed Consolidated Pro Forma Balance Sheet as of October 31, 2008	3

III.	Unaudited Condensed Consolidated Pro Forma Statement of Operations for the Nine Months Ended October 31, 2008 and the Year Ended January 31, 2008	4-5

IV.	Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements	6-7

SEACHANGE INTERNATIONAL, INC.

INTRODUCTION TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

On Demand Group Limited (“ODG”), a wholly-owned subsidiary of SeaChange International, Inc. (“SeaChange” or the “Company”), purchased the outstanding capital stock of Mobix Interactive Limited (“Mobix”) pursuant to a share purchase agreement dated as of November 19, 2008, (the “Share Purchase Agreement”). Mobix is a London, England based company that provides software and content services related to the deployment of mobile video services for wireless network operators. The unaudited condensed consolidated pro forma financial statements (the “Pro Forma Financial Statements”) have been prepared to give effect to the acquisition.

For purposes of preparing the Pro Forma Financial Statements, the historical financial information for SeaChange is based on its fiscal year ended January 31, 2008 and the interim nine months ended October 31, 2008. The historical financial information for Mobix is based on its fiscal year ended October 31, 2007 and the interim nine months ended July 31, 2008. The unaudited condensed consolidated pro forma balance sheet presented herein includes the balance sheet of the Company and Mobix as of October 31, 2008. The unaudited condensed consolidated pro forma balance sheet combines the unaudited condensed balance sheets of the Company and Mobix and provides effect to the acquisition at date of acquisition as if they had been completed as of November 19, 2008. The unaudited condensed consolidated pro forma statements of operations for the nine months ended October 31, 2008 and the nine months ended July 31, 2008 combine the historical results of the Company and Mobix and give effect to the acquisition as if it had occurred on November 19, 2008.

The Pro Forma Financial Statements presented are based on preliminary assumptions and adjustments described in the accompanying notes. The Pro Forma Financial Statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations would actually have been if the acquisition occurred as of the dates indicated or what such financial position or results would be for any future periods. The Pro Forma Financial Statements should be read in conjunction with:

•	the accompanying notes to the Pro Forma Financial Statements;

•

the separate historical financial statements of the Company as of and for the three and nine months ended October 31, 2008 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2008;

•

the separate historical audited financial statements of the Company as of and for the year ended January 31, 2008 included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2008 and;

•

the separate historical audited financial statements of Mobix as of and for the years ended October 31, 2008 and 2007, which are included in Exhibit 99.1 and are incorporated by reference and the unaudited statement of operations for the nine months ended October 31, 2008.

The unaudited condensed consolidated pro forma financial information reflects the application of the purchase method of accounting for the acquisition. Based upon the terms of the Share Purchase Agreement and other factors, ODG is treated as the acquirer of Mobix. Accordingly, we have adjusted the historical consolidated financial information to give effect to the impact of the consideration issued in connection with the acquisition. In the unaudited condensed consolidated pro forma balance sheet, the Company’s cost to acquire Mobix has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values. Any differences between fair value of the consideration issued and the fair value of the assets and liabilities acquired will be recorded as goodwill. The amounts allocated to acquire assets and liabilities in the Pro Forma Financial Statements are based on management’s preliminary valuation estimates. Definitive allocations will be finalized based on certain valuations and other studies that are being performed by the Company with the assistance of outside valuation specialists. Accordingly, the purchase price allocation adjustments and related adjustments, such as amortization expense and transaction costs reflected in the following Pro Forma Financial Statements are preliminary, have been made solely for the purpose of preparing these statements and are subject to revision based on a final determination of fair value.

As part of the acquisition, ODG paid the shareholders of Mobix approximately £2 million (approximately $3 million) in cash for the Mobix Shares, with an additional £1 million (approximately $1.5 million) deposited in escrow to be released on the later of February 19, 2009 and the date certain performance goals have been satisfied, with the amount of the escrow being subject to reduction should there have been a breach of the representations, warranties, covenants and agreements contained in the Share Purchase Agreement.

In addition, under the earnout provisions in the Share Purchase Agreement, if Mobix meets certain performance goals, primarily related to the financial performance of Mobix, over the period ending November 19, 2011, ODG will be obligated to make additional cash payments aggregating £8.29 million (approximately $12.4 million). The contingent consideration will be reduced or increased based upon Mobix’s actual performance relative to the performance goals. The terms of the transaction are the result of arm’s length negotiation among the parties.

The unaudited condensed consolidated pro forma statements of operations also include certain purchase accounting adjustments, including items expected to have a continuing impact on the consolidated results, such as amortization expense on acquired intangible assets. The unaudited condensed consolidated pro forma statements of operations do not include the impacts of any revenue, cost or other operating synergies that may result from the acquisition or any related restructuring actions. Cost savings, if achieved, could result from material sourcing changes and elimination of redundant costs including headcount and facilities.

Additionally, the Company has not yet completed the detailed analysis of the consolidated Company’s net deferred tax assets and liabilities, including the effect that historical and projected taxable income will have on its financial results, as well as the Company’s ability to quantify the likelihood of asset utilization in the future. Analysis of the deferred tax assets and liabilities acquired in the acquisition and the expected realization of the consolidated net deferred tax assets will be performed by the Company, including an analysis to determine the extent utilization of the acquired net operating loss carryforwards may be limited annually under the tax laws.

SEACHANGE INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

(in thousands, except per share data)

	SeaChange October 31, 2008 As Reported	Mobix October 31, 2008 As Reported		Pro Forma Adjustments	Note 4	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$56,667	$196		$(4,500)	(A)	$52,363
Restricted cash, escrowed	—	—		1,500	(A)	$1,500
Marketable securities	10,994	—		—		10,994
Accounts receivable, net of allowance for doubtful accounts	43,277	405		—		43,682
Unbilled receivables	4,424	—		—		4,424
Inventories, net	17,472	—		—		17,472
Prepaid expenses and other current assets	3,589	165		—		3,754

Total current assets	136,423	766		(3,000)		134,189
Property and equipment, net	34,676	90		—		34,766
Marketable securities	11,990	—		—		11,990
Investments in affiliates	13,043	—		—		13,043
Intangible assets, net	5,188	182		1,089	(B)	6,459
Goodwill	26,326	—		2,719	(A),(B),(C)	29,045
Other assets	410	—		—		410

Total assets	$228,056	$1,038		$808		$229,902

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,508	$395		$—		$10,903
Income taxes payable	1,857	—		—		1,857
Other accrued expenses	10,463	712		263	(F)	11,438
Customer deposits	5,901	—		—		5,901
Deferred revenues	25,691	—		—		25,691
Deferred tax liabilities	77	—		—		77

Total current liabilities	54,497	1,107		263		55,867
Distribution and losses in excess of investment	1,756	—		—		1,756
Deferred tax liabilities and income taxes payable	2,041	—		378	(G)	2,419

Total liabilities	58,294	1,107		641		60,042

Stockholders’ equity:
Common stock	314	303	(1)	(303)	(D)	314
Additional paid-in capital	204,425	10,520	(1)	(10,520)	(D)	204,425
Treasury Stock	(5,989)	—		—		(5,989)
Accumulated deficit	(23,550)	(10,892	)(1)	10,990	(B),(D),(E),(F)	(23,452)
Accumulated other comprehensive (loss) income	(5,438)	—		—		(5,438)

Total stockholders’ equity	169,762	(69	)(1)	167		169,860

Total liabilities and stockholders’ equity	$228,056	$1,038		$808		$229,902

(1)	Foreign currency translation from GBP to the US dollar reporting currency utilizes the month end rate as of October 31, 2008 of $1.648 per 1.00 GBP at October 31, 2008 in lieu of historical rates in the period of occurrence.

SEACHANGE INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED OCTOBER 31, 2008

(in thousands, except per share data)

	SeaChange Nine Months Ended October 31, 2008 As Reported	Mobix Nine Months Ended July 31, 2008 As Reported	Pro Forma Adjustments	Note 4	Pro Forma Combined
Revenues:
Products	$86,171	$—	$—		$86,171
Services	61,713	3,774	—		65,487

	147,884	3,774	—		151,658

Cost of revenues:
Products	34,118	—	—		34,118
Services	38,221	5,030	—		43,251

	72,339	5,030	—		77,369

Gross profit	75,545	(1,256)	—		74,289

Operating expenses:
Research and development	32,011	—	—		32,011
Selling and marketing	20,519	—	—		20,519
General and administrative	15,549	279	—		15,828
Amortization of intangibles	1,186	110	79	(B),(E)	1,375

	69,265	389	79		69,733

Income (loss) from operations	6,280	(1,645)	(79)		4,556
Interest and other income, net	1,592	(4)	—		1,588

Income (loss) before income taxes and equity income in earnings of affiliates	7,872	(1,649)	(79)		6,144
Income tax expense	(2,099)	—	—		(2,099)
Equity (loss) income in earnings of affiliates, net of tax	(576)	—	—		(576)

Net income (loss)	$5,197	$(1,649)	$(79)		$3,469

Earnings (loss) per share:
Basic	$0.17				$0.11

Diluted	$0.17				$0.11

Weighted average common shares outstanding:
Basic	30,729				30,729

Diluted	31,196				31,196

SEACHANGE INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JANUARY 31, 2008

(in thousands, except per share data)

	SeaChange Year Ended January 31, 2008 As Reported	Mobix Year Ended October 31, 2007 As Reported	Pro Forma Adjustments	Note 4	Pro Forma Combined
Revenues:
Products	$105,769	$—	$—		$105,769
Services	74,124	4,413	—		78,537

	179,893	4,413	—		184,306

Cost of revenues:
Products	52,464	—	—		52,464
Services	46,465	6,180	—		52,645

	98,929	6,180	—		105,109

Gross profit	80,964	(1,767)	—		79,197

Operating expenses:
Research and development	42,699	—	—		42,699
Selling and marketing	23,073	—	—		23,073
General and administrative	20,283	383	(177)	(F)	20,489
Amortization of intangibles	2,952	146	112	(B),(E)	3,210

	89,007	529	(65)		89,471

Income (loss) from operations	(8,043)	(2,296)	65		(10,274)
Interest and other income (expense), net	11,958	(10)	—		11,948

Income (loss) before income taxes and equity income in earnings of affiliates	3,915	(2,306)	65		1,674
Income tax expense	(2,156)	—	—		(2,156)
Equity income in earnings of affiliates, net of tax	1,143	—	—		1,143

Net income (loss)	$2,902	$(2,306)	$65		$661

Earnings (loss) per share:
Basic	$0.10				$0.02

Diluted	$0.10				$0.02

Weighted average common shares outstanding:
Basic	29,634				29,634

Diluted	30,000				30,000

SEACHANGE INTERNATIONAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited condensed consolidated pro forma balance sheet was prepared using the historical balance sheets of SeaChange International, Inc (“SeaChange” or the “Company”) and Mobix Interactive Limited (“Mobix”) as of October 31, 2008. The unaudited condensed consolidated pro forma statements of operations were prepared using the historical statements of operations of the Company for the nine months ended October 31, 2008 and for the year ended January 31, 2008; and of Mobix for the nine months ended July 31, 2008 and for the year ended October 31, 2007.

The unaudited condensed consolidated pro forma financial information reflects the application of the purchase method of accounting for the acquisition. Based upon the terms of the acquisition and other factors, such as the composition of the combined company’s board and senior management, the Company is treated as the acquirer of Mobix. Accordingly, we have adjusted the historical consolidated financial information to give effect to the impact of the consideration issued in connection with the acquisition. In the unaudited pro forma combined condensed balance sheet, the Company’s cost to acquire Mobix has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values. Any differences between fair value of the consideration issued and the fair value of the assets and liabilities acquired will be recorded as goodwill. The amounts allocated to acquire assets and liabilities in the Pro Forma Financial Statements are based on management’s preliminary valuation estimates. Definitive allocations are being finalized based on certain valuations and other studies that are being performed by the Company with the assistance of outside valuation specialists. Accordingly, the purchase price allocation adjustments reflected in the foregoing Pro Forma Financial Statements are preliminary, have been made solely for the purpose of preparing these statements and are subject to revision based on a final determination of fair value.

2. Purchase Price

The purchase price consisted of £2 million (approximately $3 million) in cash for the Mobix shares, with an additional £1 million (approximately $1.5 million) deposited in escrow to be released on the later of February 19, 2009 and the date certain performance goals have been satisfied, with the amount of the escrow being subject to reduction should there have been a breach of the representations, warranties, covenants and agreements contained in the Share Purchase Agreement.

In addition, under the earnout provisions in the Share Purchase Agreement, if Mobix meets certain performance goals, primarily related to the financial performance of Mobix, over the period ending November 19, 2011, On Demand Group (“ODG”) will be obligated to make additional cash payments aggregating £8.29 million (approximately $12.4 million). The contingent consideration will be reduced or increased based upon Mobix’s actual performance relative to the performance goals. The terms of the transaction are the result of arm’s length negotiation among the parties. Upon the resolution of the contingent consideration, ODG would record the earnout provisions as additional goodwill under the purchase method of accounting.

Following is a preliminary estimate of the purchase price for Mobix, exclusive of the earnout provisions:

(Amounts in thousands)
Consideration exchanged:
Cash payment	$3,000
Cash payment - escrowed pending release according to share purchase agreement	1,500
Transaction costs	440

Estimated purchase price	$4,940

For purposes of this pro forma analysis, the above purchase price has been allocated based on a preliminary estimate of the fair value of net assets acquired. The allocation included in this pro forma financial information was based on the balance sheet of Mobix as of October 31, 2008. The actual purchase accounting allocation will be revised to reflect the net tangible assets of the acquired entity that exist as of the date of the acquisition, November 19, 2008. A summary of the purchase price allocation is as follows:

(Amounts in thousands)
Book Value of net assets acquired	$(69)
Plus: restricted cash, escrowed	1,500
Less: pre-acquisition goodwill and intangible assets	(182)

Adjusted book value of tangible net assets acquired	1,249
Remaining allocation:
Identifiable intangible assets at fair value	1,350
Deferred tax liabilities	(378)
Goodwill, net of escrowed cash	$2,719

Estimated purchase price	$4,940

3. Foreign Currency Translation

The functional currency of Mobix is the British Pound (GBP). The Company translated Mobix’s assets and liabilities into U.S. dollars (the Company’s reporting currency) at exchange rates as of October 31, 2008. Revenue and expense items were translated using average exchange rates during the year ended October 31, 2007 and the nine months ended July 31, 2008. Cumulative translation adjustments are presented as a separate component of stockholders’ equity.

4. Pro Forma Adjustments

The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained:

(A)	To record the cash paid for the acquisition, cash paid to escrow pending the outcome of certain performance objectives, representations, and other considerations, and transaction costs.

(B)	To record estimated acquired intangible assets and eliminate Mobix’s pre-acquisition intangible assets, net and amortization expense.

(C)	To record estimated goodwill.

(D)	To eliminate Mobix’s historical net equity.

(E)	To record the related amortization of the definite-lived intangible assets on a straight-line basis over an estimated life of seven years.

(F)	To adjust for the capitalization of transaction costs expensed prior to the acquisition date and accrue for estimated transactions costs incurred, not paid.

(G)	To adjust deferred tax liabilities to reflect the estimated acquired intangible assets, pending the Company’s completion of its full analysis of the consolidated net deferred tax assets and liabilities including the effect that historical and projected taxable income will have on its financial results, as well as the Company’s ability to quantify the likelihood of asset utilization in the future. Any change to the acquired deferred tax assets and liabilities, and any related valuation allowance, would be offset by a corresponding adjustment to goodwill.